A PROFESSIONAL SERVICES FIRM
Certified Public Accountants | Business Consultants

dm-t
decoria • maichel • teague

1105 W. Francis, Suite A
Spokane, Washington 99205

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated December 29, 2006, with respect to the balance sheet of Timberline Resources, Inc. as of September 30, 2006, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended, which report appears in a Form SB-2 Registration Statement Under the Securities Act of 1933 dated December 21, 2007.

DeCoria, Maichel & Teague, P.S.
Spokane, Washington
December 21, 2007